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Edens &                                                    900 NationsBank Plaza
 Avant Realty, Inc                                         1901 Main Street
Commercial Real Estate                                     Post Office Box 528
                                                           Columbia, SC 29202
                                                           (803)779-4420


STATE OF SOUTH CAROLINA          )
                                 )        LEASE
COUNTY OF RICHLAND               )



     THIS AGREEMENT, made this 7th day of August 1998, by and between Perry Company of Columbia, Inc., hereinafter called "Landlord," and AirGate Wireless, LLC, hereinafter called "Tenant."

                                  WITNESSETH

     In consideration of the covenants and agreement of the respective parties herein contained, the parties hereto, for themselves, their heirs, successors, distributees, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

A.   Deemed Premises:

     Landlord by these presents does hereby demise and let unto Tenant, and Tenant leases and hires from Landlord all those certain premises, together with the buildings and other improvements thereon, for the term and upon the rental and the covenant and agreements of the respective parties herein set forth. Said premises are situate, lying and being in the State of South Carolina, County of Richland City of Columbia located at 411 Huger Street and more fully described as appropriately 1.47 acres of land together with improvements thereon said improvements consisting of a warehouse distribution facility containing the following types and sizes, more or less:

           Corporate offices/Sales-Showroom          11,174 square feet
           Warehouse                                 13,475 square feet
                                                     ------------------
             Total                                   24,649 square feet

B.   Term and Delivery of Premises:

     TO HAVE AND TO HOLD said premises unto Tenant for a term of Ten (10) years, beginning on the 1st day of September 1998, and ending on the 31st day of August 2008.

C.   Covenants and Conditions of Lease:

     This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

     1. Rent: Tenant covenants to pay as rental to Landlord the annual sum of See Rent Schedule, Page 6, Paragraph 29(b) Dollars and sum to be in lawful money of the United States, payable in equal monthly installments of --- Dollars. Said rental shall be payable monthly in advance at the offices of Edens & Avant Realty, Inc. Agents for Landlord. Rent is due on the first day of each month and shall not be withheld for any reason whatsoever.

     In the event Tenant shall fail to pay each rental on the due date, a late charge of two (2%) percent of the monthly rental, compounded monthly but a minimum of ten ($10.00) dollars per month, shall be added to the rental and paid to Landlord for each such late payment, and the same shall be treated as additional rent.

     2. Authorized Use: Tenant agrees not to abandon or vacate the demised premises and shall use the demised premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: operation and storage of electronic telecommunication equipment.

     3. Condition of the Premises: Tenant has inspected and accepts the leased premises in the same condition they are in at the time of commencement of the term of this Lease. Tenant agrees if, during said term, Tenant shall change the usual method of conducting Tenant's business on the leased premises, or should Tenant install thereon or therein any new facilities, Tenant will, at the cost and expense of Tenant, make alterations or improvements in or to the demised premises which may be required by reason of any Federal or State Law, or by any municipal ordinance, or regulation applicable thereto.

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     4.    Repair and Care of Building by Tenant: Tenant shall, throughout the initial term of this lease and any renewals thereof, at its own expense, maintain in good order and repair the leased premises, including the building and other improvements located thereon. Such repairs by Tenant shall include as applicable but not limited to, repairs and replacements to electrical plumbing systems and fixtures, air-conditioning and heating systems, loading doors, paved parking areas and drives, mowing of grass and care of shrubs, the roof, foundations, exterior walls or any portion of the premises in which neglect would contribute to an unmatured depreciation of the premises. Tenant shall at its expense contract with a reputable firm for periodic servicing of the heating, air-conditioning and ventilation systems as recommended by the manufacturer of such equipment and shall keep on file with Landlord or its agent a copy of said contract or other substantial proof of such servicing. Tenant shall be responsible for all repairs and replacements to heating and air-conditioning equipment. Tenant shall also maintain pest control (including termite) inspection and treatment of the premises as required. Tenant agrees to return said premises to Landlord at the expiration or prior termination of this lease in as good condition and repair as when received, natural wear and tear, damage by storm, fire, lightning, or other natural casualty excepted.

     5. Landlord's Right to Inspect: Landlord gives Tenant exclusive control of the premises and shall be under no obligation to repair, replace or maintain the premises or any part thereof, but reserves the right to inspect the premises during reasonable business hours and may subsequently require Tenant, by written notice, to make any such repairs necessary, and in a good workmanship like manner, for proper and reasonable upkeep of the premises as agreed in Paragraph 4 of this Lease. If said required work is not completed within thirty (30) days of said notice, Landlord may contract with any firm of his choice and have said work completed, the cost of which will be considered as additional rent and will be billed to Tenant and payable immediately.

     6.    Alteration of Buildings and Installation of Fixtures and Other
Appurtenances: Tenant may, with consent of Landlord, but at its own cost and expense in a good, workmanlike manner, make such alterations and repairs in the building as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the demised premises. Tenant shall have the right, without the permission of Landlord, to erect or remove, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install electrical fixtures, additional lights and wiring as necessary to conduct Tenant's business. Any alterations or improvements to the leased premises, including but not limited to partitions, all electrical fixtures, lights and wiring, shall at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the premises as described below. Temporary shelves, bins and machinery installed by Tenant as well as all telecommunications equipment and any related ancillary equipment installed by tenant shall remain property of Tenant any may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, as well as all other herein named telecommunications and ancillary equipment and repair, in good and workmanlike manner, all damage done to the leased premises by such removal. Tenant shall not exercise the right and privilege granted by this Article 6 in such manner as to damage or affect the structural qualities of the building. Before any work is begun, Tenant agrees to furnish Landlord with hold harmless agreements from all contractors protecting against mechanics liens.

     7. Payment of Taxes and Other Assessments; Landlord shall pay annually all real estate taxes on the demised premises. However, Tenant shall upon demand, reimburse Landlord for all taxes and other assessments assessed or levied against the premises. Such payment shall be made by Tenant to landlord not later than ten (10) days following the date on which Landlord provides Tenant with written evidence of such taxes or assessments. If the final year of the Lease term fails to coincide with the tax year, than any tax during which the term ends shall be reduced by the pro rata part of such tax beyond the Lease term. Additionally, if the lease year begins in the middle of a tax year or some portion thereof, then taxes will be pro-rated accordingly. For the purpose of this convenant, it is agreed that the premises hereunder contains
 24.649  square feet and the total area contains  24.649  square feet.
--------                                         --------
Tenant's Pro Rata Share is  100  %.
                          -------
     In the event that any documentary stamp tax, or tax levied on the rental, leasing or letting of the premises whether local, state or federal is required to be paid to the execution hereof, the cost thereof shall be borne by the Tenant.

     8. Condemnation: In the event any part of the premises shall be taken or condemned at any time during the term hereof through the exercise of power of eminent domain, with or without litigation, and Tenant shall determine that the remaining portion of premises are not reasonably suitable for its use and occupation, Tenant may, be giving written notice to Landlord within sixty (60) days after the date of such taking or condemnation, terminate this Lease as of a date to be set forth in said notice) not earlier than thirty (30) days after the date of the notice, and Landlord shall refund any unearned rent paid in advance by Tenant. If the Tenant does not terminate this Lease as provided above, this Lease shall continue in force as to the remaining portion of the demised premises and in such event the monthly rental thereafter payable by Tenant hereunder shall be adjusted and pro-rated in the exact ratio which the value of the premises remaining after such taking or condemnation bears to the value of the premises immediately preceding the taking or condemnation, and Landlord shall, at its own expense, make any repairs or alterations to said premises which may be necessary to restore the premises, in so far as possible, to their condition prior to the taking or condemnation.

     In the event any part of the premises shall be taken or condemned at any time during the term hereof through the exercise of power of eminent domain, with or without litigation, and the remainder of the premises shall not, in the option of Landlord, constitute any economically feasible operating unit, Landlord may, by giving notice to Tenant within sixty (60) days after the date of such taking or condemnation terminate this Lease as of a date (to be set forth in said notice) not earlier than thirty (30) days after the date of the notice; rent shall be apportioned as of the termination date.

     In the event of the taking or condemnation of all or any portion of the premises and if the Landlord and/or Tenant

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terminates the Lease as provided above, Landlord and Tenant shall together pursue the claim against the condemning or taking authority for the value of the property taken or condemnation and Tenant shall receive from the condemnation award the value of his improvements. If any, so taken; Tenant shall receive no other part of the condemnation award. If the Lease is not terminated, Landlord shall receive the entire aware in the condemnation proceeding.

     9. Erection and Removal of Signs: Tenant may place suitable signs on the leased premises for the purpose of indicating the nature of the business carried on by Tenant in said premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased premises are located; and provided, further that the location prior to their erection shall be approved in writing by landlord, and shall not damage the leased premises in any manner. At the termination of this Lease, Landlord may require that Tenant remove his sign, and any damage to the premises caused by removal shall be promptly repaired by Tenant.

     10. Glass Breakage and Vandalism: Tenant agrees to immediately replace broken or damaged glass with glass of comparable quality and characteristics which meets appropriate agency building code requirements, excepting breakage covered under Landlord's normal fire and extended coverage insurance policy. Tenant shall make any repairs or replacements caused by vandalism to the premises or any part thereof, if said damage is not covered by Landlord's insurance.

     11. Right of Entry by Landlord: Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are "For Rent" and may show the premises to prospective tenants at reasonable times. Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant.

     12. Payment of Utilities: Tenant shall contract for and pay all charges for sewerage, water, gas, electricity, and other public utilities used on the leased premises, including all replacements of light bulbs, tubes, ballasts and starters. Landlord may pay any delinquent bills incurred by Tenant during the lease term which bills may create a lien on the demised premises and shall upon demand be immediately reimbursed by Tenant. Said payments shall be treated as additional rental even though the lease term may have expired.

     13. Assignment and Subletting: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, by operation of law, and neither all nor any part of the leased premises shall be sublet by Tenant without the written consent of Landlord first had and obtained; however, Landlord agrees not to withhold its consent unreasonably for Tenant to sublet the demised premises. Additionally, Tenant shall have the specific right to assign this lease to SprintCom, Inc., its successors, affiliates and related parties with prior written Landlord consent such consent not to be unreasonably withheld.

     14.   Insurance:

           a. Tenant agrees to keep the premises fully insured (appraised value) against all perils covered under a normal fire and extended coverage insurance policy including loss of rents; and will name Landlord as additional insured under Tenant's policy.

           b. If the demised premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty (50%) percent or more of the replacement cost) of the building or buildings on the demised premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.

           c. Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the leased premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release. However, all of the foregoing notwithstanding nothing shall constitute a waiver by a landlord or tenant as to any rights of subrogation by any insurer.

           d. Tenant agrees to indemnify and hold Landlord harmless of and from any and all claims of any kind or nature arising from Tenant's use of the demised premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods wares or merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord. Tenant shall at all times during the term hereof keep in effect in responsible companies liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

           Bodily Injury ____________________ $1,000,000 Single Limit

           Property Damage __________________ $150,000

and shall provide Landlord with all applicable policies or certified copies thereof.

           e. Tenant will not permit said demised premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily

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in force with respect to premises of the same general type as those covered by this Lease.

           Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten (10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate or the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

     15. Surrender of Premises: Tenant agrees to deliver all keys and to surrender the leased premises at the expiration, or sooner termination, of this Lease, or any extension thereof, broom-clean in the same condition as when said premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear and tear and damage by the elements excepted, and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when said premises were delivered to Tenant.

     16. Holdover: Should Tenant hold over the leased premises or any part thereof after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, and Tenant shall pay as monthly rental the then reasonable value of the use of and occupation of the leased premises which shall not be less, however, than the rent to be paid for the last month under this Lease. Tenant agrees to give Landlord thirty (30) days' prior written notice of intent to vacate premises.

     17. Quiet Enjoyment: If and so long as Tenant pays the rents reserved by this lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised premises throughout the term of this Lease.

     18. Waiver of Covenants: It is agreed that the waiving of any of the covenants of this Lease agreement by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

     19. Default by Tenant: This Lease is made upon the condition that the Tenant shall punctually and faithfully perform all of the covenants and agreements by it is to be performed as herein set forth, and if any of the following events of default shall occur, to-wit: (a) there be any default on the part of Tenant in the observance or performance of any of the covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed, and said default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within fifteen (15) days and Tenant shall have commenced to cure said default within said fifteen (15) days and continues diligently to pursue the curing of the same), or (b) Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or (c) any trustee, receiver or liquidator or Tenant or of all or any substantial part of its properties or of the leased premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or (d) the leasehold estate hereby created shall be taken on execution or by other process of law, or (e) Tenant shall admit in writing its inability to pay its obligations generally as they become due, or (f) Tenant shall vacate or abandon the leased premises, then and in any of said cases, Landlord at its option may terminate this lease and re-enter upon the leased premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may be in default and accrued up to the time of such entry, including damages to Landlord by reason of any breach or default on the part of Tenant, or Landlord may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the leased premises or voiding this Lease.

     In addition to, but not in limitation of, any of the remedies set forth in this lease or given to Landlord by law or in equity, Landlord shall also have the right and option, in the event of any default by Tenant under this lease and the continuance of such default after the period of notice above provided, to retake possession of the leased premises from Tenant without process of law, by summary proceeding or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgement or decree obtained in any action to recover possession of the leased premises, shall not be construed as an election to terminate this lease unless Landlord expressly exercises its option hereinabove provided to declare the term hereof ended, whether, or not such entry or re-entry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this lease, and Tenant shall, notwithstanding such entry or re-entry, continue to be liable for the payment of the rents and performance of the other covenants and conditions hereof and shall pay to Landlord all monthly deficits after any such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained and, in the event of any such ouster, Landlord rents or leases the leased premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease co-extensive with the term created hereunder which is less than the rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease of the creation of such new tenancy sue for and recover the difference between the aggregate rental provided for in said new lease for the portion of the term co-extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expenses to which Landlord may be put for brokerage commission, placing the leased premises in tenantable conditions or otherwise. If such new lease or tenancy is made for shorter term than the balance of the term of this lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease.

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     If Tenant at any time shall fail to pay any taxes, assessments, or liens, or to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of eight percent (8%) from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this lease and shall be paid by Tenant to Landlord upon demand. All other sums payable by Tenant to Landlord under this lease, if not paid when due, shall accrue interest at the rate of eight percent (8%) from their due date until paid, said interest to be so much additional rent under this lease and shall be paid to Landlord by Tenant upon demand.

     All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at law or in equity.

     Tenant agrees to pay a reasonable attorney's fee and all costs if Landlord, in its sole discretion, employs an attorney to collect any rent, additional rent, or any other sums payable under this Lease agreement or to enforce any covenants, agreements, or conditions on the part of the Tenant to be kept and performed; and Tenant expressly waives all exemptions secured to the Tenant under the laws of the State of South Carolina or of any other State of the United States as against the collection of any debt herein or hereby incurred or secured.

     20. Default in Rent, Insolvency of Tenant: If Tenant shall make default on any payment herein provided for other than rent, and any such default shall continue for a period of fifteen (15) days or if the leased premises or any part thereof shall be abandoned or vacated or if Tenant shall be dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file a petition or institute any proceedings under any insolvency or Bankruptcy Act or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors or if, in any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Tenant or the leased premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord may, at its option, terminate this Lease, without notice, and Landlord or Landlord's agents and servants may immediately, or at any time thereafter, re-enter the leased premises by force, summary proceedings and otherwise, and remove all persons and property therein, without being liable to indictment, prosecution or damage therefor, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter said premises. Landlord may, in addition to any other remedy provided by law or permitted herein, at its option re-let said premises on behalf of Tenant, applying any moneys collected first to the payment of expenses of resuming or obtaining permission, and second to the payment of costs of placing the leased premises in rentable condition, including leasing commission, and third to the payment of rent due hereunder, and any other charges due to Landlord. Any surplus remaining thereafter shall be paid to Tenant and Tenant shall remain liable for any deficiency in rental which shall be paid upon demand therefor to Landlord.

     21. Enforcement: In the event party shall enforce the terms of this Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including a reasonable attorney's fee.

     22. Failure to Perform Covenant: Any failure on the part of either party to this Lease to perform any obligation hereunder, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues, save and except that the provisions of this paragraph shall not excuse a non-payment of rent or other sums due hereunder on its due date.

     23. Rights of Successors and Assigns: The covenants and agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, successors, distributes, executors, administrators, legal representatives, assigns and upon their respective successors, in interest, except as expressly otherwise hereinbefore provided.

     24. Liens: Tenant will not permit any lien for moneys owing by Tenant to remain against the leased premises for a period of more than thirty (30) days following discovery of the same by Tenant. Should any such lien be filed and not released or discharged within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation to do so) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the leased premises which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any sums so paid by Landlord upon demand therefor, together with interest at the rate of ten (10%) percent per annum from the date any such payment is made.

     25. Construction of Lease: The word "Landlord" is used herein shall refer to the individual, individuals, partnership or corporation called "Landlord" at the commencement of this Lease, and the word "Tenant" shall likewise refer to the individual, individuals, partnership, or corporation called "Tenant". Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

     26. Paragraph Headings: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

     27. Commissions: Landlord acknowledges the service of Edens & Avant Realty, Inc. and ICON Commercial Interests, L.L.C. as Real Estate Brokers in this transaction and in the consideration of the effort of said brokers in obtaining Tenant herein does hereby agree to pay said brokers for services rendered, commission on the rental of the demised premises

                                       5
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in accordance with their separate agreement.

     28. Notices: It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for all purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient, if given by a communication in writing by United States mail, postage prepaid and certified, and addressed as follows:

To the Landlord at the following address:

                                         Perry Company of Columbia
                                         c/o Mr. Thomas E. McCutchen
                                         Post Office Box 11209
                                         Columbia, South Carolina 29211-1209

To the Tenant at the following address:

                                         AirGate Wireless, LLC
                                         230 Peachtree Street, NW
                                         Suite 1700
                                         Atlanta, GA 30303

     29. Additional Provisions: Insofar as the following provisions conflict with any other provisions of the Lease, the following shall control:

           (a) The submission of this document for examination does not constitute an option or offer to lease space at the Property. This document shall have no binding effect on the parties unless executed by the Landlord and the Tenant and a fully executed copy is delivered to the Tenant.

           (b)  Rent:
                   Date                  Monthly       Annual
                   ----                  -------       ------
                   9/1/98-8/31/03        $8,216.00    $98,592.00
                   9/1/03-8/31/08        $10,270.00   $123,240.00

           It is anticipated that the actual rent start date will be August 15, 1998, so that the first two week period will be outside the term with rent for that period pro-rated in the amount of $4,108.00.

           (c) Tenant is hereby granted immediate access to the premises for a period beginning July 1, 1998 through August 14, 1998, to perform certain acts of due diligence in order to determine suitability of demised premises for tenant's occupancy. Immediately upon completion of said due diligence, tenant is to so notify landlord in writing so that lease shall either be voided or come into full force and effect not later than August 15, 1998.

           (d) The provisions of Paragraph 6 notwithstanding, Tenant will be permitted by Landlord, to make certain interior changes to building required by tenant's occupancy up to and including construction of an enclosed "peril proof" area within the building. Tenant expressly agrees to remove or cause to be removed this specific area as well as the other items specifically designated in paragraph 6 upon request by landlord at the end of the lease term and such removal shall be at tenant's sole expense.

           (e) Landlord hereby agrees to provide tenant a cosmetic improvement allowance of $12,000.00 to be paid upon submission of properly approved contractor invoices.

           (f) Landlord hereby grants to Tenant renewal options of two five year terms each at rental rates to be negotiated not less than 6 months prior to expiration of the then current term. Rental rates are to be determined by the then prevailing rates for comparable space in the same market area at that time.

           (g) Landlord hereby grants to Tenant a right of first refusal to purchase the building. However, such right shall not apply in the event of sale or otherwise transfer to heirs or family members or entities in which family members have a major interest.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

WITNESSES:                          LANDLORD: Perry Company of Columbia, Inc.

/s/ K. R. Young                     BY: /s/ Thomas E. McCutchen
-----------------------------          -----------------------------------

                                    ITS: Chairman
-----------------------------          -----------------------------------

                                    TENANT: AirGate Wireless, LLC

/s/ Barry A. Flood                  By: /s/ L. Chris Blane
-----------------------------          -----------------------------------

                                    ITS: Manager
-----------------------------          -----------------------------------

                             CONSENT TO ASSIGNMENT
                       AND AMENDMENT TO LEASE AGREEMENT
                       --------------------------------

        This Agreement is made this 27th day of April, 1999 by and between the Perry Company of Columbia, Inc. ("Landlord"), AirGate Wireless, L.L.C. and AirGate Wireless, Inc.

        WHEREAS, Landlord and AirGate Wireless, L.L.C. are parties to that certain Lease Agreement dated August 7, 1998 that provides for the lease of property by AirGate Wireless, L.L.C. from the Landlord for a term of ten (10) years beginning on August 1, 1998 (the "Lease").

        WHEREAS, AirGate Wireless, L.L.C. has entered into an agreement with AirGate Wireless, Inc. pursuant to which AirGate Wireless, Inc. has agreed to assume from AirGate Wireless, L.L.C. all of AirGate Wireless, L.L.C's obligations and liabilities arising pursuant to that certain Sprint PCS Management Agreement between SprintCom, Inc. and AirGate Wireless, L.L.C. that authorizes AirGate Wireless, L.L.C. to manage a PCS network for SprintPCS including the Lease.

        WHEREAS, AirGate Wireless, L.L.C. has asked the Landlord to consent to the assignment of the Lease from AirGate Wireless, L.L.C. to AirGate Wireless, Inc.

        NOW, THEREFORE, the parties agree as follows:

        1. AirGate Wireless, L.L.C. represents and warrants that it has entered into an agreement with AirGate Wireless, Inc. pursuant to which AirGate Wireless, Inc. has assumed from AirGate Wireless, L.L.C. all of AirGate Wireless, L.L.C's obligations and liabilities arising pursuant to that certain Sprint PCS Management Agreement between SprintCom, Inc. and AirGate Wireless, L.L.C. that authorizes AirGate Wireless, L.L.C. to manage a PCS network for SprintPCS including the Lease.

        2. AirGate Wireless, Inc. hereby assumes from AirGate Wireless, L.L.C. the performance of, and agrees to be bound by, all of the terms, covenants and conditions of the Lease and assumes all obligations and liabilities thereunder as if an original party thereto.

        3. Landlord, pursuant to Section 13 of the Lease, consents to the assignment of the Lease from AirGate Wireless, L.L.C. to AirGate Wireless, Inc. provided AirGate Wireless, L.L.C. shall remain liable for the obligations and liabilities under the Lease until released by the Landlord.

        In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.



WITNESSES                              LANDLORD: Perry Company of Columbia, Inc.


[SIGNATURE APPEARS HERE]               By: [SIGNATURE APPEARS HERE]
----------------------------              --------------------------------------

[SIGNATURE APPEARS HERE]               Its:  its [XXXXX]
----------------------------               -------------------------------------


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

                                       Tenant: AirGate Wireless, Inc.

     M. Ahmadi                         By:  Shelley Spencer
     ----------------                      -------------------------------------

     E.Ahmadi                          Its: Corporate Secretary
     ----------------                      -------------------------------------


                                       AirGate Wireless, L.L.C.

     M.Ahmadi                          By:  Shelley Spencer
     ----------------                      -------------------------------------

     E.Ahmadi                          Its: Corporate Secretary
     ----------------                      -------------------------------------





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